Exhibit 5.1

Jodie M. Bourdet

+1 415 693 2054

jbourdet@cooley.com

[•], 2017

ShotSpotter, Inc.

7979 Gateway Blvd., Suite 210

Newark, California 94560

Ladies and Gentlemen:

We have acted as counsel to ShotSpotter, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a Registration Statement (No. 333-217603) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering (the “Offering”) of up to 2,800,000 shares of the Company’s Common Stock, par value $0.005 per share (the “Shares”), and up to 420,000 Shares that may be sold by the Company pursuant to the exercise of an option to purchase additional Shares granted to the underwriters (the “Optional Shares”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect as of the date hereof, (c) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement and the Company’s Amended and Restated Bylaws, filed as Exhibit 3.3 to the Registration Statement, each of which will be in effect upon the closing of the Offering, and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.  As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters.  Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares and the Optional Shares, when sold and issued as described in the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:
Jodie M. Bourdet

101 California Street, 5th Floor, San Francisco, CA 94111-5800  T: (415) 693-2000  F: (415) 693-2222  www.cooley.com